                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K/A





                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: March 20, 2000
                                        ----------------




                          Liberty Group Operating, Inc.
       ------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



          Delaware                     333-46959               36-4197636
-----------------------------         ------------         -------------------
(State or Other Jurisdiction          (Commission            (IRS Employer
      of Incorporation)               File Number)         Identification No.)



       3000 Dundee Road, Northbrook, Illinois                     60062
       --------------------------------------                     -----
      (Address of Principal Executive Offices)                  (Zip Code)

        Registrant's telephone number, including area code (847) 272-2244
                                                           --------------

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

(a) On January 3, 2000 (but effective by agreement for accounting purposes as of January 1, 2000), the Registrant (through Liberty Group Nevada Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant (the "Registrant's Subsidiary")) purchased (i) all of the issued and outstanding shares of capital stock (the "Elko Shares") of Elko Daily Free Press, Inc., a Nevada corporation ("Elko"), from the shareholders of Elko (the "Shareholders"), and (ii) certain real property in Elko, Nevada (the "Free Press Real Property") owned by Free Press Properties, LLC ("Free Press"), a Nevada limited liability company and an affiliate of the Shareholders, and leased to Elko. By acquisition of the Elko Shares, the Registrant acquired substantially all of the assets owned by Elko, including the mastheads, trade names, trademarks, service marks and other marks (and the goodwill associated therewith), subscriber lists, cash on hand, inventory, accounts receivable and equipment of the newspapers published, marketed and distributed by Elko.

         Prior to this transaction, other than the relationship between the Shareholders and Free Press, no material relationship existed between the Registrant and the Shareholders or Free Press, or between any affiliates of such entities.

         At the closing of the transaction, the Registrant (a) paid to the Shareholders $10,127,507.60, in cash, and (b) deposited an additional $1,000,000 of the cash purchase price otherwise payable to the Shareholders for the Elko Shares (collectively, the "Share Purchase Price") into an escrow account until July 15, 2001 pursuant to the Escrow Agreement between the Shareholders, the Registrant's Subsidiary and U.S. Trust Company, N.A., as escrow agent. In addition, the Registrant paid $2,000,000 to Free Press for the Free Press Real Property.

         The Share Purchase Price is subject to a post-closing adjustment, as set forth in the stock purchase agreement, based upon Elko's net working capital as of January 1, 2000.

         The cash portion of the purchase price in this transaction was provided under the credit facility the Registrant has in place which is led by Citicorp USA, Inc., as administrative agent.

(b) The Registrant acquired (i) the Elko Shares from the Shareholders and thereby acquired substantially all of the assets owned by Elko in its business of publishing, marketing and distributing newspapers and (ii) the Free Press Real Property from Free Press. The Registrant will use these assets for the same purposes as previously used by Elko.

The foregoing summary of the terms of the transaction is qualified in its entirety by reference to the provisions of the Stock Purchase Agreement, dated as of January 3, 2000, by and between the Shareholders, Free Press and the Registrant's Subsidiary, a copy of which is filed as an exhibit to the Registrant's Form 8-K filed January 18, 2000 and is incorporated by reference herein.

Item 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)        Financial Statements of Businesses Acquired

           Independent Auditor's Report

           Combined Balance Sheet as of March 31, 1999

           Combined Statement of Income for the year ended March 31, 1999

           Combined Statement of Changes in Stockholders' Equity for the year ended March 31, 1999

           Combined Statement of Cash Flows for the year ended March 31, 1999

           Notes to Financial Statements

(b)        Pro Forma Financial Information

           Pro Forma Consolidated Balance Sheet as of September 30, 1999 (unaudited)

           Pro Forma Consolidated Statements of Operations for the year ended December 31, 1998 (unaudited) and the nine months ended September 30, 1999 (unaudited)

           Notes to Unaudited Pro Forma Consolidated Financial Statements

(c) Exhibits (incorporated by reference from an exhibit included in the Registrant's Form 8-K filed January 18, 2000)

           2.1 Stock Purchase Agreement, dated as of January 3, 2000, by and between the Stockholders of Elko Daily Free Press, Inc., Free Press Properties, LLC and Liberty Group Nevada Holdings, Inc.

                            KAFOURY, ARMSTRONG & CO.
                           A PROFESSIONAL CORPORATION
                          CERTIFIED PUBLIC ACCOUNTANTS




                          INDEPENDENT AUDITOR'S REPORT




To the Board of Directors of the
  Elko Daily Free Press


     We have audited the accompanying combined balance sheet of Elko Daily Free Press, Inc. and certain real property owned by Free Press Partnership as of March 31, 1999 and the related combined statements of income, changes in stockholders' equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the owners and management of the Elko Daily Free Press, Inc. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial; statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Elko Daily Free Press, Inc. and certain real property owned by Free Press Partnership as of March 31, 1999, and the combined results of its operations, stockholders' equity, and cash flows for the year then ended, in conformity with generally accepted accounting principles.



/s/ KAFOURY, ARMSTRONG & CO.




Elko, Nevada
March 18, 2000

                        ELKO DAILY FREE PRESS, INC. AND
             CERTAIN REAL PROPERTY OWNED BY FREE PRESS PARTNERSHIP
                             COMBINED BALANCE SHEET
                                 MARCH 31, 1999



                         ASSETS

 CURRENT ASSETS
   Cash                                                            $    272,169
   Accounts receivable, net of allowance of $14,434                     421,637
   Inventories                                                           48,310
   Prepaid expenses                                                      11,921
   Prepaid income taxes                                                   3,564
   Deferred tax benefit                                                   7,041
   Note receivable                                                          959
   Notes receivable related parties, current portion                     14,197
   Marketable securities                                                244,833
                                                                   ------------
                                                                      1,024,631
                                                                   ------------
 PROPERTY AND EQUIPMENT
   Buildings and improvements                                         1,182,339
   Machinery and equipment                                            1,198,325
   Furniture and fixtures                                               151,035
   Transportation equipment                                             152,590
                                                                   ------------
                                                                      2,684,289
     Less:  Accumulated depreciation                                 (1,502,804)
                                                                   ------------
                                                                      1,181,485
   Land                                                                 115,000
                                                                   ------------
                                                                      1,296,485
                                                                   ------------
 OTHER ASSETS
   Deposits                                                              11,995
   Computer software costs, net of amortization                           9,358
   Non-compete covenant                                                  30,825
   Notes receivable, related parties                                     31,565
   Other investments                                                     47,006
                                                                   ------------
                                                                        130,749
                                                                   ------------
                                                                   $  2,451,865
                                                                   ============

            LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
   Accounts payable                                              $       68,915
   Current maturity of long-term note                                    66,121
   Current maturity of non-compete covenant                              10,000
   Accrued wages and vacation                                            49,309
   Accrued expenses                                                      32,656
                                                                 --------------
                                                                        227,001
                                                                 --------------
 LONG-TERM LIABILITIES
   Notes payable                                                        332,608
   Non-compete covenant                                                  20,833
   Deferred taxes                                                         5,364
                                                                 --------------
                                                                        358,805
                                                                 --------------
 OTHER LIABILITIES
   Unearned subscription income                                         142,986
                                                                 --------------
         Total Liabilities                                              728,792
                                                                 --------------
 STOCKHOLDERS' EQUITY
   Common stock:  Authorized 25,000 shares; no par value
     1,000 shares issued and 206 shares outstanding                      61,564
   Preferred stock: Authorized 2,500 shares, no par value;
     non-voting, nonparticipating, non-convertible with a
     non-cumulative dividend of 7% per annum; 1,150 shares
     issued with 114 outstanding                                          5,948
   Additional paid-in capital                                            21,822
   Additional paid-in capital: building                                 657,611
   Accumulated other comprehensive income                                (5,018)
   Retained earnings                                                  2,138,129
                                                                 --------------
                                                                      2,880,056

   Less:  Treasury stock, 1,830 shares at cost                       (1,156,984)
                                                                 --------------
                                                                      1,723,072
                                                                 --------------
                                                                 $    2,451,864
                                                                 ==============


 The accompanying notes are an integral part of these financial statements.

                        ELKO DAILY FREE PRESS, INC. AND
             CERTAIN REAL PROPERTY OWNED BY FREE PRESS PARTNERSHIP
                          COMBINED STATEMENT OF INCOME
                       FOR THE YEAR ENDED MARCH 31, 1999


                                                      AMOUNT         PERCENT
                                                    -----------      --------
 REVENUE
   Job printing                                     $   607,138          13.7
   Subscriptions                                        660,111          14.9
   Advertising                                        2,358,212          53.3
   Classified advertising                               746,776          16.9
   Miscellaneous                                         54,498           1.2
                                                    -----------      --------
                                                      4,426,735         100.0
                                                    -----------      --------
 COST OF SALES
   Beginning inventory, April 1                          56,795
   Purchases                                            603,576
   Salaries                                           1,251,250
   News services                                         87,291
   Carrier and delivery                                 130,332
   Newspaper postage                                     72,475
   T.M.C. costs                                         145,937
   Advertising discounts                                356,468
                                                    -----------
                                                      2,704,124

     Less: Ending inventory, March 31                    48,310
                                                    -----------
                                                      2,655,814          60.0
                                                    -----------      --------
     Gross Profit                                     1,770,921          40.0
                                                    -----------      --------
 GENERAL AND ADMINISTRATIVE EXPENSES
   Officer salaries                                     306,133           6.9
   Other salaries                                       122,042           2.8
   Payroll taxes                                        178,684           4.0
   Advertising and promotion                             13,731           0.3
   Insurance                                            111,866           2.5
   Legal and accounting                                  13,413           0.3
   Office supplies and postage                           22,754           0.5
   Repairs and maintenance                               41,037           0.9
   Utilities                                             32,440           0.7
   Telephone                                             18,652           0.4
   Travel and entertainment                              38,683           0.9
   Depreciation                                         158,982           3.6
   Bad debts                                             17,604           0.4
   Taxes and licenses                                    27,972           0.6
   Rent                                                  11,611           0.3
   Contributions                                         13,206           0.3

                                                          AMOUNT       PERCENT
                                                         ---------     --------

   Dues and subscriptions                                    8,034          0.2
   Auto costs                                               35,518          0.8
   Employee education/moving                                 1,512            -
   Airplane costs                                            6,469          0.1
   Janitorial                                               12,485          0.3
   Software costs                                            8,022          0.2
   Amortization: non-compete covenant                       10,008          0.2
                                                         ---------     --------
                                                         1,210,858         27.2
                                                         ---------     --------
       Income from Operations                              560,063         12.8
                                                         ---------     --------
OTHER INCOME (EXPENSES)
   Finance income                                            5,476          0.1
   Interest income                                          12,327          0.3
   Dividend income                                           5,774          0.1
   Gain on investments                                       8,238          0.2
   Miscellaneous expense                                    (4,838)        (0.1)
   Profit sharing plan contribution                        (63,314)        (1.4)
   Interest expense                                        (38,987)        (0.9)
   Loss on sale of assets                                   (1,720)           -
                                                         ---------     --------
                                                           (77,044)        (1.7)
                                                         ---------     --------
       Income Before Income Taxes                          483,019         11.1

       Provision For Income Taxes                          111,438          2.5
                                                         ---------     --------
       Net Income                                          371,581          8.6
                                                         =========     ========


   The accompanying notes are an integral part of these financial statements.

                        ELKO DAILY FREE PRESS, INC. AND
             CERTAIN REAL PROPERTY OWNED BY FREE PRESS PARTNERSHIP COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                       FOR THE YEAR ENDED MARCH 31, 1999

                                                                                           OTHER
                                                         COMPREHENSIVE      RETAINED   COMPREHENSIVE   COMMON    PREFERRED
                                             TOTAL          INCOME          EARNINGS      INCOME       STOCK       STOCK
                                          -----------    -------------    ------------ -------------  --------   ---------
Balance March 31, 1998                    $ 2,509,707    $                $  1,933,067    $ (3,786)   $ 61,564   $  5,948

Comprehensive income:
  Net income                                  371,581          371,581         205,062           -           -          -
  Unrealized holding gains (losses),
     net of reclassification adjustment        (1,232)          (1,232)              -      (1,232)          -          -
                                          -----------    -------------    ------------    ---------   --------   --------
     Comprehensive Income                                $     370,349
                                                         =============
Balance March 31, 1999                    $ 2,880,056                     $  2,138,129    $ (5,018)   $ 61,564   $  5,948
                                          ===========                     ============    =========   ========   ========
Disclosure of reclassification amount:
  Unrealized holding losses arising during period                         $     (5,198)
  Less:  reclassification adjustment for losses included in net income           3,966
                                                                          ------------
  Net unrealized losses on securities                                     $     (1,232)
                                                                          ============

                                                                                                          PAID-IN
                                                                                       PAID-IN            CAPITAL
                                                                                       CAPITAL            BUILDING
                                                                                      ---------          ----------
Balance March 31, 1998                                                                $  21,822          $  491,092

Comprehensive income:
  Net income                                                                                  -             166,519
  Unrealized holding gains (losses),
     net of reclassification adjustment                                                       -                   -
                                                                                      ---------           ---------
     Comprehensive Income

Balance March 31, 1999                                                                $  21,822           $ 657,611
                                                                                      =========           =========
Disclosure of reclassification amount:
  Unrealized holding losses arising during period
  Less:  reclassification adjustment for losses included in net income

  Net unrealized losses on securities



   The accompanying notes are an integral part of these financial statements.

                        ELKO DAILY FREE PRESS, INC. AND
             CERTAIN REAL PROPERTY OWNED BY FREE PRESS PARTNERSHIP
                        COMBINED STATEMENT OF CASH FLOWS
                       FOR THE YEAR ENDED MARCH 31, 1999


 CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                          $ 371,581
  Adjustment to reconcile net income to net cash
    provided by operating activities:
      Depreciation/Amortization                         177,012
      (Increase) decrease in assets:
        Receivables                                     (39,707)
        Inventories                                       8,485
        Prepaid expenses                                  5,922
        Deposits                                         (1,825)
      Increase (decrease) in liabilities:
        Accounts payable                                (12,847)
        Accrued expenses                                (30,427)
        Deferred taxes                                   11,968
        Unearned subscription revenue                   (10,254)
      Realized gain on marketable securities            (10,619)
      Loss on sale of equipment                           1,720
                                                      ----------
          Net Cash Provided by Operating Activities     471,009
                                                      ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                  (49,709)
  Purchase of marketable securities                    (183,057)
  Proceeds from sale of marketable securities            47,070
  Payments on non-compete contract                      (10,000)
  Payments received from related party notes              4,855
                                                      ----------

        Net Cash Applied to Investing Activities       (190,841)
                                                      ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payment received on notes receivables         1,907
  Repayments of notes payable                           (60,451)
  Purchase of treasury stock                            (20,000)
                                                      ----------

        Net Cash Applied to Financing Activities        (78,544)
                                                      ----------

        Net Increase in Cash                            201,624

CASH BALANCE, March 31                                   70,545
                                                      ----------

CASH BALANCE, April 1                                 $ 272,169
                                                      ==========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTNG
  AND FINANCING ACTIVITIES
    Income reinvested on marketable securities        $ (14,585)
    Unrealized loss on marketable securities              1,232
                                                      ----------
                                                      $ (13,353)
                                                      ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Total federal income tax paid                     $ 103,034
                                                      ==========
    Total interest paid                               $  38,987
                                                      ==========

 The accompanying notes are an integral part of these financial statements.

                         ELKO DAILY FREE PRESS, INC. AND
              CERTAIN REAL PROPERTY OWNED BY FREE PRESS PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

- Nature of business - Elko Daily Free Press, Inc. (EDFP) publishes a local daily newspaper every day except Sunday and provides job printing services to northeastern Nevada. Free Press Partnership (FPP) owns and leases real property to EDFP. Fpp IS 60% OWNED BY THE STOCKHOLDERS OF EDFP. The operations of EDFP and certain real property owned by FPP represent the business acquired as described in Note 10.

- Basis of Presentation - The accompanying combined financial statements represent all of the net assets and associated revenues, expenses, and cash flows of the business assuming that the business was organized for all periods as a separate legal entity. Intercompany transactions between entities comprising the business have been eliminated in the presentation of the combined financial statements.

- Inventories - Inventories are stated at the lower of cost or market. Cost is determined principally by the first-in, first-out method.

- Depreciation - Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on accelerated methods. All assets are stated at cost at time of acquisition.

- Computer software cost - Computer software costs are being amortized over three years using the straight-line method and are stated at acquisition cost less accumulated amortization. The accumulated amortization for the year ended March 31, 1999 is $8,022.

- Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses for the year ended March 31, 1999. These estimates are based on management's knowledge and experience and due to their prospective nature, actual results could differ from those estimates.

- Income taxes - The business provides for deferred income taxes, based on the estimated future tax effects of differences between financial statement carrying amounts and the tax bases of existing assets and liabilities related to the newspaper and job printing operations. Certain real property owned by FPP have retained their partnership tax attributes.

- Cash and Cash Equivalents - Cash and cash equivalents consist of all cash and marketable securities with a maturity of three months or less.

- Concentrations of credit risk and economic dependency - Financial instruments that potentially subject the business to credit risk consist principally of cash and trade receivables. The business holds cash in several financial institutions. However, FSLIC coverage was exceeded by $59,558 at one institution. The newspaper's circulation exists principally in northeastern Nevada and the economy in this locale is largely influenced by the mining industry. Consequently, the economic well-being of the business is, in large part, dependent on the mining industry's economic well-being.

- Advertising Costs - Advertising costs are charged to expense as incurred.

                         ELKO DAILY FREE PRESS, INC. AND
              CERTAIN REAL PROPERTY OWNED BY FREE PRESS PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1999


        Note receivable as of March 31, 1999 consists of the following:

        Note receivable from Kathy Dodge, an employee, dated January 30, 1998. The note is unsecured and payable $150 monthly including interest at 6.5% beginning March 1, 1998 and maturing on December 31, 1999.

                                                                   $959
                               Less:  Current Maturity              959
                                                                   ----
                                                                   $ -
                                                                   ====

NOTE 3 - RELATED PARTY NOTES RECEIVABLE:

        Related party notes as of March 31, 1999 consists of the following:


        Note receivable from Mr. Dan Steninger (stockholder), payable through payroll deduction at $338 semi-monthly including
        interest at 4.86%. The note is unsecured and will mature
        April 30, 2002.                                               $  17,269

        Note receivable from Mr. Kim Steninger (stockholder),
        accrued interest payable at the semi-annual applicable
        federal rate. Commencing June 1, 2000 a minimum payment
        of $1,000 will be due monthly. This will be applied first
        to accrued interest at the date of payment and the
        remainder applied to the principal balance.                      28,493
                                                                      ---------

                    Total related party notes receivable                 45,762
                    Less:  Current maturities                            14,197
                                                                      ---------

                                                                      $  31,565
                                                                      =========

NOTE 4 - MARKETABLE SECURITIES:

         Investment securities are classified as "available-for-sale." Accordingly, unrealized gains and losses and the related deferred income tax effects are excluded from net income and included as part of a separate component of stockholders' equity entitled "accumulated other comprehensive income." The following are the investment securities available for sale as of March 31, 1999:


        1,400 shares Royal Gold, Inc.                                 $  10,158
        2,390.129 shares Growth Fund of America, Inc.                    52,542
        1,548.082 shares Washington Mutual Investors Fund, Inc.          50,526
        839.751 shares Fundaments Investors, Inc.                        24,330
        992.516 shares New Perspective Fund Inc.                         23,314



        7,800 shares Van Kampen Sen Income Trust                         74,510
        1,048.218 shares Morgan Stanley Dean Witter Value Fund B         10,000
                                                                      ---------

                         ELKO DAILY FREE PRESS, INC. AND
              CERTAIN REAL PROPERTY OWNED BY FREE PRESS PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1999

                    Total cost                                        245,380
        Unrealized gains (losses)                                        (547)
                                                                    ---------

                    Fair value of securities                        $ 244,833
                                                                    =========

         The business also owns 168 ounces of gold coins whose value fluctuates with the worldwide gold market. These unrealized gains and losses and the related deferred income tax effects are also excluded from net income and included as part of the separate component of stockholders' equity entitled "accumulated other comprehensive income." The following is the change in value of this investment as of March 31, 1999:

        Total cost                                                  $  51,477

        Unrealized gains (losses)                                      (4,471)
                                                                    ---------

        Fair value of investment                                    $  47,006
                                                                    =========

NOTE 5 - COVENANT NOT TO COMPETE:

         The business acquired an agreement not to compete prohibiting John M. and Mae Steninger (former employees and shareholders) from competing against the business within the State of Nevada for a period of ten years. In consideration for the agreement, the business agreed to pay the Steninger's the sum of $100,000 in monthly installments of $833.34. The covenant not to compete is being amortized over the life of the agreement which is the same as the scheduled payments. The balance of the asset, net of amortization and the liability due to the Steningers as of March 31, 1999 is $30,825. The maturity of this liability for years after March 31, 1999, based on present arrangements, is as follows:

                               Year                    Amount
                          ----------------          --------------
                               2000                 $     10,000
                               2001                       10,000
                               2002                       10,000
                               2003                          833
                                                    --------------

                                                    $     30,833
                                                    ==============

NOTE 6 - NOTE PAYABLE:

         Note payable as of March 31, 1999 consists of the following:

                         ELKO DAILY FREE PRESS, INC. AND
              CERTAIN REAL PROPERTY OWNED BY FREE PRESS PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1999


        Note payable to John M. and Mae Steninger, $8,276
        monthly including interest at 9%. The note is
        secured by common stock of the company.                     $ 398,729

        Less: Current maturity
                                                                       66,121
                                                                    -----------

                                                                    $ 332,608
                                                                    ===========

         The maturity of the note payable for years after March 31, 1999, based on present arrangements, is as follows:

                                 Year                       Amount
                           -----------------            -----------
                                 2000                   $   66,121
                                 2001                       72,324
                                 2002                       79,109
                                 2003                       86,529
                                 2004                       94,646
                                                        -----------

                                                        $  398,729
                                                        ===========

NOTE 7 - EMPLOYEE PROFIT SHARING PLAN:

         The business adopted an employee profit sharing plan during March 1983. The plan is non-contributory, covers all employees who meet age and service requirements, and allows participants to be fully vested within three years. Under the plan, the annual discretionary contribution is determined by the Board of Directors and is limited to fifteen percent of aggregate compensation of the plan participants. The contributions to the plan for the year ended March 31, 1999 were $63,314. As of March 31, 1999, the fair value of plan assets available for participants is $1,261,330.

NOTE 8 - INCOME TAXES:

         The provision for income taxes is as follows:

                     Current                     $   99,470
                     Deferred                        11,968
                                                 -----------

                                                 $  111,438
                                                 ===========


         The components of deferred tax assets and (liabilities) for the year ending March 31, 1999 are as follows:

                         ELKO DAILY FREE PRESS, INC. AND
              CERTAIN REAL PROPERTY OWNED BY FREE PRESS PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1999

           Deferred Tax Assets:
                Allowance for bad debt                          $      2,165
                Vacation accrual                                       4,876
                                                                --------------
                                                                       7,041
                                                                --------------

           Deferred Tax Liabilities:
                Accelerated depreciation                              (5,364)


                     Net Deferred Tax Assets
                     (Liabilities)                              $      1,677
                                                                --------------

           Represented by:
                Current                                         $      7,041
                Long-Term                                             (5,364)
                                                                --------------
                                                                $      1,677
                                                                ==============

NOTE 9 - TREASURY STOCK:

         During the year ending March 31, 1995, the management, with Board of Director approval, began to redeem outstanding preferred stock. The final redemption payment for the retirement of all outstanding preferred stock will occur during the year ended March 31, 2000. The business expended $20,000 for the year ended March 31, 1999 to redeem 200 shares of preferred stock.

NOTE 10 - SUBSEQUENT EVENTS:

         On January 3, 2000 the business was acquired by Liberty Group Publishing. The acquisition consisted of the purchase of EDFP's outstanding common stock from the existing shareholders and the building and land EDFP leased for use in its operations from FPP.

             PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
              OF LIBERTY GROUP OPERATING, INC. AND SUBSIDIARIES AND
                                ACQUIRED BUSINESS


The following unaudited pro forma consolidated balance sheet as of September 30, 1999 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 give effect to the acquisition of Elko Daily Free Press, Inc., and certain real property owned by Free Press Partnership (collectively, "Elko"). The pro forma financial information is based on the respective historical financial statements of Liberty Group Operating, Inc. and subsidiaries (the "Company") and Elko giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated financial statements. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 reflect adjustments as if the acquisition had occurred on January 1, 1998. The unaudited pro forma balance sheet as of September 30, 1999 gives effect to the acquisition as if it had occurred on September 30, 1999. See "Acquisition or Disposition of Assets."

The unaudited pro forma consolidated financial statements combine the unaudited balance sheet of the Company as of September 30, 1999 and the balance sheet of Elko as of December 31, 1999 and the consolidated statements of operations of the Company for the year ended December 31, 1998 with Elko's results for the fiscal year ended March 31, 1999. In addition, the unaudited pro forma results for the interim period combine the Company for the nine months ended September 30, 1999 with Elko for the nine months ended December 31, 1999. The financial effects of the acquisition as presented in the unaudited pro forma financial statements are not necessarily indicative of either financial position or results of operations that would have been obtained had the acquisition actually occurred on the dates set forth above, nor are they necessarily indicative of the results of future operations. The unaudited pro forma consolidated financial statements should be read in conjunction with the notes thereto, which are an integral part thereof, with the consolidated financial statements of Liberty Group Operating, Inc. and subsidiaries and notes thereto, and with the financial statements of Elko Daily Free Press, Inc., and certain real property owned by Free Press Partnership and notes thereto included elsewhere in this Form 8-K/A.

                 Liberty Group Operating, Inc. and Subsidiaries

                 Unaudited Pro Forma Consolidated Balance Sheet
                               September 30, 1999
                             (dollars in thousands)



                                                                Liberty Group
                                                                Operating, Inc         Pro Forma
                                                                Consolidated    Elko  Adjustments       Pro forma
                                                                 --------------------------------       --------
                ASSET
Current assets:
  Cash and cash equivalents                                         --           424        --               424
  Accounts receivable, net                                        19,742         625        --            20,367
  Inventories                                                      1,938          66        --             2,004
  Prepaid expenses                                                   679           6        --               685
  Other current assets                                               644          74        --               718
                                                                 --------------------------------       --------
                Total current assets                              23,003       1,195        --            24,198

Property, plant and equipment, net                                35,763       1,276        --            37,039
Intangible assets, net                                           403,903        --        13,720a        417,623
Deferred financing costs, net                                      6,539        --          --             6,539
Other assets                                                        --           138         (51)g            87
                                                                 --------------------------------       --------
                Total assets                                     469,208       2,609      13,669         485,486
                                                                 ================================       ========

  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Borrowings under revolving credit facility                      92,400        --        13,128e        105,528
  Current portion of long-term liabilities                           400          81        --               481
  Accounts payable                                                 4,528          62        --             4,590
  Accrued expenses                                                12,834          67          28a,b,f     12,929
  Deferred revenue                                                 6,897         150        --             7,047
                                                                 --------------------------------       --------

                Total current liabilities                        117,059         360      13,156         130,575

Senior subordinated notes                                        180,000        --          --           180,000
Long-term liabilities, less current portion                        1,517         292        --             1,809
Deferred income taxes                                             15,691          10       2,460a         18,161
                                                                 --------------------------------       --------

                Total liabilities                                314,267         662      15,616         330,545

Stockholders' equity:
  Common stock                                                      --            62         (62)g          --
  Preferred stock                                                   --             6          (6)g          --
  Treasury stock                                                    --        (1,172)      1,172g           --
  Additional paid-in capital                                     148,663         624        (624)g       148,663
  Accumulated earnings                                             6,278       2,427      (2,427)g         6,278
                                                                 --------------------------------       --------
                Total stockholders' equity                       154,941       1,947      (1,947)        154,941

       Total liabilities and stockholders' equity                469,208       2,609      13,669         485,486
                                                                 ================================       ========

          See accompanying notes to unaudited pro forma consolidated financial statements.

         Liberty Group Operating, Inc. and Subsidiaries

    Unaudited Pro Forma Consolidated Statements of Operations
              Nine Months Ended September 30, 1999
                     (dollars in thousands)



                                                                     Liberty Group
                                                                      Operating,Inc         Pro Forma
                                                                       Consolidated  Elko  Adjustments        Pro forma
                                                                      ================================        =========


Revenues:
  Advertising                                                            86,707      2,310       --           89,017
  Circulation                                                            20,250        486       --           20,736
  Job printing and other                                                  9,636        535       --           10,171
                                                                      --------------------------------     ---------
     Total revenues                                                     116,593      3,331       --          119,924
Operating costs and expenses:
  Operating costs                                                        51,787      1,779       --           53,566
  Selling, general and administration                                    34,554      1,110       (306)b,c     35,358
  Depreciation and amortization                                          11,093         95        260 d,h     11,448
                                                                      --------------------------------     ---------

      Income from operations                                             19,159        347         46         19,552

Interest expense                                                         17,790         24        837 e       18,651
Other expense                                                               815       --         --              815
                                                                      --------------------------------     ---------
      Income [loss] before net gain on exchange and disposition
        of assets and income tax expense                                    554        323       (791)            86
Net gain on exchange and disposition of assets                            6,689         68        (68)b        6,689

Income tax expense                                                         --           90        (90)f         --
                                                                      --------------------------------     ---------

Net income                                                                7,243        301       (769)         6,775
                                                                      ================================     =========

                See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                 Liberty Group Operating, Inc. and Subsidiaries

           Unaudited Pro Forma Consolidated Statements of Operations
                          Year Ended December 31, 1998
                             (dollars in thousands)

                                                                  LIBERTY GROUP
                                                                 OPERATING, INC                     PRO FORMA
                                                                  CONSOLIDATED         ELKO        ADJUSTMENTS         PRO FORMA
                                                                ==============================================         =========
Revenues:
  Advertising                                                         81,554           2,749               -             84,303
  Circulation                                                         22,844             660               -             23,504
  Job printing and other                                               8,133             662               -              8,795
                                                                ---------------------------------------------         ---------
    Total revenues                                                   112,531           4,071               -            116,602

Operating costs and expenses:
  Operating costs                                                     45,976           2,120               -             48,096
  Selling, general and administration                                 36,303           1,270            (298)c           37,275
  Depreciation and amortization                                       11,917             169             342 d,h         12,428
                                                                ---------------------------------------------         ---------

    Income from operations                                            18,335             512             (44)            18,803

Interest expense                                                      19,300              27           1,116   e         20,443
                                                                ---------------------------------------------         ---------
    Income (loss) before net loss on sale of
    assets and income taxes                                             (965)            485          (1,160)            (1,640)

Net loss on sale of assets                                                 -               2               -                  2

Income tax expense                                                         -             111            (111)  f              -
                                                                ---------------------------------------------         ---------
Net income (loss)                                                       (965)            372          (1,049)            (1,642)
                                                                =============================================         =========

                 See accompanying notes to unaudited pro forma
                       consolidated financial statements.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Pro Forma Financial Statements

The unaudited pro forma consolidated financial statements combine the unaudited balance sheet of the Company as of September 30, 1999 and the balance sheet of Elko as of December 31, 1999 and the consolidated statements of operations of the Company for the year ended December 31, 1998 with Elko's results for the fiscal year ended March 31, 1999. In addition, the unaudited pro forma results for the interim period combine the Company for the nine months ended September 30, 1999 with Elko for the nine months ended December 31, 1999.


Note 2 - Pro Forma Adjustments

The following adjustments are reflected in the unaudited pro forma consolidated statements of operations under the columns headed "Pro Forma Adjustments."

  (a) Represents recording of excess of purchase price of acquisition over fair value of net assets acquired, as follows:

          Purchase price                                       $    13,128
          Tax effects of stock purchase                              2,460
          Acquisition fees and expenses                                 80

                                                               -----------
          Total purchase price (1)                             $    15,668
          Tangible net assets acquired                              (1,947)

                                                               -----------
          Excess purchase price                                $    13,721
                                                               -----------

       (1) Purchase price includes costs associated with the acquisition and acquired deferred tax liabilities.

       The excess purchase price of the acquisition has been allocated to intangible assets. Subject to the completion of management's final valuation of these allocated amounts, the specific intangible assets and estimated fair values to which the excess purchase price will be allocated include: mastheads for $559 advertising lists for $4,472 subscriber lists for $1,118, and the remainder representing goodwill. In the opinion of management, completion of the final valuation will not materially impact on the unaudited pro forma consolidated balance sheet.

  (b) Represents the distribution of assets to the shareholders of Elko prior to the acquisition of Elko by the Company, which were recorded as a compensation expense, payroll tax liability, and resulting gain on the disposal.

  (c) Represents the elimination of the Elko shareholders' excess distributions in the period, net of the salary of the current publisher.

  (d) Represents the adjustment necessary to amortize the additional $13,721 of intangible assets over their estimated useful lives, presently estimated for mastheads, advertising lists, and goodwill, over 40 years, and subscriber lists over 33 years. In the opinion of management, completion of the allocation of the purchase price will not materially impact the estimate of the fair value of intangible assets or their useful lives and, therefore, will not materially impact the unaudited pro forma consolidated statement of operations.

  (e) Represents the adjustment necessary to increase interest expense related to the additional borrowings of $ 13.1 million related to the acquisition.

  (f) Represents the elimination of the Elko tax expense that would not be recorded by the Company had the exchange occurred on January 1, 1998.

  (g) Represents certain Elko assets and Shareholders' equity that were not transferred to the Company on acquisition.

  (h) Represents the elimination of the depreciation expense related to the excluded assets.

                                   Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Dated: March 20, 2000                 Liberty Group Nevada Holdings, Inc.


                                      By /s/ Kevin O'Shea
                                      ------------------------------------------
                                      Kevin O'Shea
                                      Executive Vice President,
                                      Chief Financial Officer and Secretary

                                  Exhibit Index


                                                                    Sequential
                                                                       Page
Exhibit #                            Item                             Number
----------    ---------------------------------------------------   -----------